Exhibit 99.2

FORM OF

PROXY CARD

METROPOLITAN BANCGROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Curtis J. Gabardi and Melissa Scott (the “Proxies”), and each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of Metropolitan BancGroup, Inc. (the “Company”), held of record by the undersigned on April 20, 2017, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the Company’s main office located at 1069 Highland Colony Parkway, Ridgeland, Mississippi 39157 on June 6, 2017, at 9:00 a.m. local time, or any postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL PROPOSALS.

1.	Agreement and Plan of Merger. To approve the Agreement and Plan of Merger, dated January 17, 2017, by and among Renasant Corporation (“Renasant”), Renasant Bank, the Company, and Metropolitan Bank, as it may be amended from time to time, pursuant to which the Company will merge with and into Renasant.

☐ For              ☐ Against              ☐ Abstain

2.	Adjournment of Special Meeting. To authorize management of the Company to adjourn the Special Meeting to another time and date in order to solicit additional proxies or attendance at the Special Meeting.

☐ For              ☐ Against              ☐ Abstain

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

The shares represented by this proxy will be voted in accordance with your instructions.

IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign as indicated, date and return promptly in the enclosed stamped, self-addressed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

DATED: , 2017
Signature

Print Name:

Signature (if held jointly)

Print Name:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE.	*Please mark here if you plan to attend the meeting ☐

You may also: 1. SCAN and EMAIL directly to mscott@metropolitan.bank; or 2. FAX to (901) 969-8100.